 N E W S

January 21, 2004

Beth Copeland - Media
(317) 269-1395
William J. Brunner - Shareholders & Analysts
(317) 269-1614

FOR IMMEDIATE RELEASE

First Indiana Announces 2003 Earnings Results

         (Indianapolis) – First Indiana Corporation today announced earnings of $2.5 million, or $0.16 per diluted share, for the year ended December 31, 2003. Earnings for the previous year were $21.2 million, or $1.34 per diluted share. Earnings for the fourth quarter of 2003 were $2.0 million, or $0.13 per diluted share, compared with $1.1 million, or $0.07 per diluted share, for the same period in 2002. Earnings for the fourth quarter of 2003 were affected by certain non-credit related charges, which are discussed later in this release.

         Net interest income for the fourth quarter of 2003 was $18.3 million, compared with $18.7 million for the same period in 2002. Net interest income was $76.9 million for the year ended December 31, 2003, compared with $73.8 million for the year ended December 31, 2002. Net interest margin was 3.55 percent for the fourth quarter of 2003, compared with 3.62 percent for the third quarter of 2003 and 3.68 percent for the fourth quarter of 2002. Historically low interest rates continue to compress the net interest margin and net interest income, as deposit rates have been unable to fully absorb reductions in market interest rates over the past several years.

         Loans outstanding averaged $1.82 billion for the fourth quarter of 2003, compared with $1.87 billion for the fourth quarter of 2002. The decrease was due primarily to continuing rapid prepayments on consumer and residential loans and increased sales of consumer loan production.

         Growth in demand deposits continued, with an average of $447.4 million in the fourth quarter of 2003, an increase of 19 percent over the same quarter one year ago, exclusive of the MetroBanCorp acquisition, which was effective January 14, 2003.

         The provision for loan losses for the fourth quarter was $3.1 million, resulting in a provision for the year of $39.0 million, compared with $20.8 million for the previous year. Net loan charge-offs for the fourth quarter of 2003 were $7.0 million. As a result of working through the portfolio of non-performing loans, commercial loan charge-offs in the fourth quarter of 2003 were primarily related to loans with previously established reserves. The allowance for loan losses at December 31, 2003 was $53.2 million, which represents 2.93 percent of loans, compared with 3.15 percent at September 30, 2003, and 2.42 percent at December 31, 2002. Non-performing assets decreased to $38.9 million at year-end 2003, compared with $45.6 million at September 30, 2003, and $51.8 million at year-end 2002, with improvement in both commercial and consumer non-performing levels from one year ago. The ratio of allowance for loan losses to non-performing loans was 152 percent at December 31, 2003, compared with 138 percent at September 30, 2003, and 103 percent at December 31, 2002.

         Said Marni McKinney, vice chairman and chief executive officer, “Our continued improvement in the level of non-performing loans is the result of carefully reviewing our portfolio and developing and implementing specific action plans to resolve credit issues. As discussed in previous communications, we identified specific areas for improvement and worked with internal policies and procedures to address them. We are very pleased with the progress we’ve made, and will continue to diligently focus on credit quality.”

         Non-interest income for the fourth quarter of 2003 was $10.6 million, compared with $11.2 million for the same period in 2002. Included in non-interest income for the fourth quarter of 2003 was $308,000 from the MetroBanCorp acquisition. Also included in the fourth quarter of 2003 was a loan servicing loss of $1.8 million. This loss reflects continued high prepayments and adjustments to certain assumptions used in determining the estimated market value of the loan servicing rights portfolio. Non-interest income for the year ended December 31, 2003, was $49.6 million, compared with $46.8 million for the same period in 2002. Included in non-interest income for the year was $1.1 million from the MetroBanCorp acquisition. Positive growth in non-interest income for 2003 occurred in the areas of trust, up 16 percent; Somerset fees, up 10 percent; and deposit fee income, up 6 percent, exclusive of the MetroBanCorp acquisition and despite a reduction in credit card interchange rates. Growth continued in the gain on sale of loans, which was up 28 percent.

         Non-interest expense was $22.8 million for the fourth quarter of 2003, compared with $17.4 million for the fourth quarter of 2002. Non-interest expense for the year ended December 31, 2003, was $83.6 million, compared with $66.5 million for the year ended December 31, 2002. Included in non-interest expense for 2003 was $4.7 million in expenses related to the integration and operation of MetroBanCorp. Also, contributing to the increase in non-interest expense for 2003 was additional staffing in key areas, expenses associated with the retirement of the Bank’s president and chief executive officer in the fourth quarter of 2003, and an increase in the accrual for salaries in the third quarter. Furthermore, the management incentive bonus, although accrued at a reduced rate for 2003, is higher than 2002, when multi-year incentive awards were reversed.

         On January 13, 2003, MetroBanCorp merged with First Indiana Corporation with all integration activities being completed by the end of the second quarter of 2003. The acquisition of MetroBanCorp was accretive in 2003, adding $0.03 per diluted share.

         Ms. McKinney said, “The acquisition has performed very well, and we are pleased with our successful integration of associates, systems, and processes, and our success in client retention. All of these have demonstrated our ability to move into new markets and continue to grow.”

         Ms. McKinney and William J. Brunner, chief financial officer, will host a conference call to discuss fourth quarter and year-end financial results on Thursday, January 22, at 8:00 a.m. EST (Indianapolis time; Indianapolis is on the same time as New York.) To participate, please call (800) 278-9857 and ask for First Indiana year-end earnings. A replay of the call will be available from 11:00 a.m. EST on Thursday, January 22, through midnight, Thursday, January 29. To hear the replay, call (800) 642-1687 and use conference ID: 4810389.

         First Indiana Corporation (NASDAQ – FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis, and Somerset, an accounting and consulting firm. Founded in 1915, First Indiana Bank is a national bank with 33 offices in Central Indiana, plus construction and consumer loan offices in Indiana, Arizona, Florida, Illinois, North Carolina, and Ohio. First Indiana also originates consumer loans in 46 states through a national independent agent network. Through Somerset and FirstTrust Indiana, First Indiana offers a full array of tax planning, accounting, consulting, retirement and estate planning, and investment advisory and trust services. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. First Indiana intends such forward-looking statements to be covered by the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe-harbor provisions. The ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and involves a number of risks and uncertainties. In particular, among the factors that could cause actual results to differ materially are general economic conditions, unforeseen international political events, changes in interest rates (including reductions or increases in lending rates established by the Board of Governors of the Federal Reserve System), changes in consumers’ investment decisions due to shifts in interest rates, loss of deposits and loans to other financial institutions, substantial changes in financial markets, changes in real estate values and the real estate market, changes in estimated values of loan servicing rights, regulatory changes, or unanticipated results in pending legal proceedings or regulatory filings. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.

Financial Highlights
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2003	2002	2003	2002
Net Interest Income	$ 18,330	$ 18,712	$ 76,900	$ 73,780
Provision for Loan Losses	3,098	11,005	38,974	20,756
Non-Interest Income	10,599	11,205	49,563	46,765
Non-Interest Expense	22,826	17,352	83,637	66,502
Net Earnings	1,972	1,059	2,529	21,180

Basic Earnings Per Share	$ 0.13	$ 0.07	$ 0.16	$ 1.36
Diluted Earnings Per Share	0.13	0.07	0.16	1.34
Dividends Per Share	0.165	0.160	0.660	0.640

Net Interest Margin	3.55%	3.68%	3.69%	3.73%
Efficiency Ratio	78.91	58.00	66.14	55.17
Annualized Return on Average Assets	0.36	0.20	0.11	1.02
Annualized Return on Average Equity	3.72	1.85	1.15	9.66

Average Shares Outstanding	15,578,099	15,550,638	15,570,508	15,537,186
Average Diluted Shares Outstanding	15,754,011	15,760,269	15,720,691	15,809,380

	At December 31
	2003	2002
Assets	$ 2,193,137	$ 2,125,590
Loans	1,814,991	1,837,633
Deposits	1,489,972	1,339,204
Shareholders' Equity	208,894	221,211

Shareholders' Equity/Assets	9.52%	10.41%

Shareholders' Equity Per Share	$ 13.44	$ 14.23
Market Closing Price	18.74	18.51
Shares Outstanding	15,546,747	15,540,460

Condensed Consolidated Balance Sheets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	December 31 2003	September 30 2003	December 31 2002
Assets
Cash	$58,590	$63,111	$76,050
Interest-Bearing Due from Banks	1,715	7,346	--
Securities Available for Sale	215,453	209,490	138,457
Other Investments	24,957	24,596	22,863
Loans
Business	515,316	551,398	501,213
Consumer	612,025	624,287	666,150
Residential Mortgage	316,822	289,034	311,324
Single-Family Construction	192,450	196,728	212,772
Commercial Real Estate	178,378	163,861	146,174

Total Loans	1,814,991	1,825,308	1,837,633
Allowance for Loan Losses	(53,197)	(57,498)	(44,469)

Net Loans	1,761,794	1,767,810	1,793,164
Premises and Equipment	25,673	25,884	21,528
Accrued Interest Receivable	9,353	9,072	10,771
Loan Servicing Rights	5,985	7,913	9,065
Goodwill	37,042	37,007	13,045
Other Intangible Assets	4,621	4,805	--
Other Assets	47,954	49,002	40,647

Total Assets	$2,193,137	$2,206,036	$2,125,590

Liabilities
Non-Interest-Bearing Deposits	$235,811	$231,649	$180,389
Interest-Bearing Deposits
Demand Deposits	217,353	223,055	179,751
Savings Deposits	400,804	407,217	398,752
Certificates of Deposit	636,004	655,685	580,312

Total Interest-Bearing Deposits	1,254,161	1,285,957	1,158,815

Total Deposits	1,489,972	1,517,606	1,339,204
Short-Term Borrowings	147,074	156,912	170,956
Federal Home Loan Bank Advances	265,488	256,511	346,532
Subordinated Notes	46,534	24,345	12,169
Accrued Interest Payable	2,156	1,962	2,290
Advances by Borrowers for Taxes and Insurance	1,533	3,467	1,820
Other Liabilities	31,486	34,488	31,408

Total Liabilities	1,984,243	1,995,291	1,904,379

Shareholders' Equity
Common Stock	175	175	173
Capital Surplus	46,595	46,402	43,296
Retained Earnings	185,012	185,306	194,738
Accumulated Other Comprehensive Income	1,756	2,593	4,644
Treasury Stock at Cost	(24,644)	(23,731)	(21,640)

Total Shareholders' Equity	208,894	210,745	221,211

Total Liabilities and Shareholders' Equity	$2,193,137	$2,206,036	$2,125,590

Condensed Consolidated Statements of Earnings
First Indiana Corporation and Subsidiaries
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended December 31		Twelve Months Ended December 31
	2003	2002	2003	2002
Interest Income
Loans	$24,529	$28,091	$104,979	$116,039
Securities Available for Sale	2,131	2,007	8,035	8,501
Dividends on Other Investments	320	331	1,252	1,367
Federal Funds Sold	--	5	3	20
Interest-Bearing Due from Banks	18	--	61	--

Total Interest Income	26,998	30,434	114,330	125,927
Interest Expense
Deposits	5,528	8,278	25,164	36,976
Short-Term Borrowings	305	466	1,390	2,059
Federal Home Loan Bank Advances	2,193	2,828	9,360	12,962
Subordinated Notes	642	150	1,516	150

Total Interest Expense	8,668	11,722	37,430	52,147

Net Interest Income	18,330	18,712	76,900	73,780
Provision for Loan Losses	3,098	11,005	38,974	20,756

Net Interest Income After Provision for Loan Losses	15,232	7,707	37,926	53,024
Non-Interest Income
Deposit Charges	4,185	4,039	16,895	14,963
Loan Servicing Income (Expense)	(1,759)	1	(2,079)	413
Loan Fees	606	781	2,610	2,723
Trust Fees	816	649	3,028	2,614
Somerset Fees	2,422	2,112	11,900	10,798
Investment Product Sales Commissions	410	506	1,717	2,726
Sale of Loans	2,589	1,893	10,822	8,431
Sale of Investment Securities	--	89	7	312
Other	1,330	1,135	4,663	3,785

Total Non-Interest Income	10,599	11,205	49,563	46,765
Non-Interest Expense
Salaries and Benefits	12,936	9,625	49,318	37,804
Net Occupancy	1,276	990	4,831	4,071
Equipment	1,809	1,459	6,751	6,040
Professional Services	1,928	1,532	6,026	4,763
Marketing	700	680	2,630	2,351
Telephone, Supplies, and Postage	1,061	745	4,034	3,222
Other Intangible Asset Amortization	184	--	736	--
Other	2,932	2,321	9,311	8,251

Total Non-Interest Expense	22,826	17,352	83,637	66,502

Earnings before Income Taxes	3,005	1,560	3,852	33,287
Income Taxes	1,033	501	1,323	12,107

Net Earnings	$1,972	$1,059	$2,529	$21,180

Basic Earnings Per Share	$0.13	$0.07	$0.16	$1.36

Diluted Earnings Per Share	$0.13	$0.07	$0.16	$1.34

Dividends Per Common Share	$0.165	$0.160	$0.660	$0.640

Net Interest Margin
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	December 31, 2003			December 31, 2002
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate
Assets
Interest-Bearing Due from Banks	$6,441	$18	1.11%	$--	$--	-%
Federal Funds Sold	17	--	1.43	1,332	5	1.40
Securities Available for Sale	211,825	2,131	4.02	141,122	2,007	5.69
Other Investments	24,824	320	5.17	22,616	331	5.85
Loans
Business	529,484	6,806	5.10	503,598	6,689	5.27
Consumer	617,571	9,721	4.16	674,229	11,609	6.87
Residential Mortgage	307,111	3,563	4.64	328,253	4,844	5.90
Single-Family Construction	199,680	2,200	4.37	221,205	2,841	5.10
Commercial Real Estate	165,623	2,239	5.38	139,593	2,108	6.01

Total Loans	1,819,469	24,529	4.65	1,866,878	28,091	5.99

Total Earning Assets	2,062,576	26,998	4.58	2,031,948	30,434	5.97
Other Assets	125,615			112,293

Total Assets	$2,188,191			$2,144,241

Liabilities and Shareholders' Equity
Interest-Bearing Deposits
Demand Deposits	$226,856	$245	0.43%	$174,679	$332	0.75%
Savings Deposits	405,973	609	0.60	395,190	1,239	1.24
Certificates of Deposit	672,944	4,674	2.76	720,735	6,707	3.69

Total Interest-Bearing Deposits	1,305,773	5,528	1.68	1,290,604	8,278	2.54
Short-Term Borrowings	128,636	305	0.94	131,295	466	1.41
Federal Home Loan Bank Advances	247,735	2,193	3.51	280,901	2,828	3.99
Subordinated Notes	35,944	642	7.14	8,202	150	7.32

Total Interest-Bearing Liabilities	1,718,088	8,668	2.00	1,711,002	11,722	2.72
Non-Interest-Bearing Demand Deposits	220,562			167,445
Other Liabilities	39,320			39,271
Shareholders' Equity	210,221			226,523

Total Liabilities and Shareholders' Equity	$2,188,191			$2,144,241

Net Interest Income/Spread		$18,330	2.58%		$18,712	3.25%

Net Interest Margin			3.55%			3.68%

Net Interest Margin
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2003			December 31, 2002
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate
Assets
Interest-Bearing Due from Banks	$5,014	$61	1.21%	$--	$--	-%
Federal Funds Sold	227	3	1.23	1,412	20	1.41
Securities Available for Sale	177,898	8,035	4.52	145,172	8,501	5.86
Other Investments	24,194	1,252	5.18	22,523	1,367	6.07
Loans
Business	562,138	28,716	5.11	478,151	26,889	5.62
Consumer	648,890	42,448	6.54	678,640	50,197	7.40
Residential Mortgage	299,519	15,563	5.20	293,316	18,683	6.37
Single-Family Construction	204,068	9,333	4.57	223,567	11,795	5.28
Commercial Real Estate	161,352	8,919	5.53	134,155	8,475	6.32

Total Loans	1,875,967	104,979	5.60	1,807,829	116,039	6.42

Total Earning Assets	2,083,300	114,330	5.49	1,976,936	125,927	6.37
Other Assets	134,446			107,356

Total Assets	$2,217,746			$2,084,292

Liabilities and Shareholders' Equity
Interest-Bearing Deposits
Demand Deposits	$210,922	$1,096	0.52%	$162,822	$1,319	0.81%
Savings Deposits	423,401	3,076	0.73	418,224	5,582	1.33
Certificates of Deposit	697,478	20,992	3.01	658,934	30,075	4.56

Total Interest-Bearing Deposits	1,331,801	25,164	1.89	1,239,980	36,976	2.98
Short-Term Borrowings	132,886	1,390	1.05	126,501	2,059	1.63
Federal Home Loan Bank Advances	262,666	9,360	3.56	301,710	12,962	4.30
Subordinated Notes	21,400	1,516	7.08	2,067	150	7.26

Total Interest-Bearing Liabilities	1,748,753	37,430	2.13	1,670,258	52,147	3.12
Non-Interest-Bearing Demand Deposits	209,126			154,148
Other Liabilities	40,122			40,738
Shareholders' Equity	219,745			219,148

Total Liabilities and Shareholders' Equity	$2,217,746			$2,084,292

Net Interest Income/Spread		$76,900	3.36%		$73,780	3.25%

Net Interest Margin			3.69%			3.73%

Loan Charge-Offs and Recoveries
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Allowance for Loan Losses at Beginning of Period	$57,498	$38,349	$44,469	$37,135
Charge-Offs
Business	4,886	3,035	22,820	6,813
Consumer	1,473	1,546	5,737	6,323
Residential Mortgage	7	57	157	150
Single-Family Construction	1,103	198	5,026	641
Commercial Real Estate	79	379	101	729

Total Charge-Offs	7,548	5,215	33,841	14,656
Recoveries
Business	474	126	1,155	293
Consumer	107	195	878	851
Residential Mortgage	--	--	7	3
Single-Family Construction	10	19	254	72
Commercial Real Estate	--	(10)	34	15

Total Recoveries	591	330	2,328	1,234

Net Charge-Offs	6,957	4,885	31,513	13,422
Provision for Loan Losses	3,098	11,005	38,974	20,756
Allowance Related to Bank Acquired	--	--	1,709	--
Transfer to Reserve for Letters of Credit	(442)	--	(442)	--

Allowance for Loan Losses at End of Period	$53,197	$44,469	$53,197	$44,469

Net Charge-Offs to Average Loans (Annualized)	1.52%	1.05%	1.68%	0.74%

Allowance for Loan Losses to Loans at End of Period	2.93	2.42

Allowance for Loan Losses to Non-Performing Loans at End of Period	151.55	103.21

Non-Performing Assets
First Indiana Corporation and Subsidiaries
(Dollars in Thousands)
(Unaudited)

	December 31, 2003	September 30, 2003	December 31, 2002
Non-Performing Loans
Non-Accrual Loans
Business	$9,483	$13,659	$20,234
Consumer	7,402	7,654	9,405
Residential Mortgage	2,211	2,481	2,474
Single-Family Construction	7,165	9,296	4,286
Commercial Real Estate	4,743	5,150	2,059

Total Non-Accrual Loans	31,004	38,240	38,458

Accruing Loans Past Due 90 Days or More
Business	1,053	1,178	1,535
Consumer	2,691	1,847	3,093
Single-Family Construction	354	408	--

Total Accruing Loans Past Due 90 Days or More	4,098	3,433	4,628

Total Non-Performing Loans	35,102	41,673	43,086
Other Real Estate Owned, Net	3,780	3,877	8,670

Total Non-Performing Assets	$38,882	$45,550	$51,756

Non-Performing Loans to Loans at End of Period	1.93%	2.28%	2.34%

Non-Performing Assets to Loans and OREO at End of Period	2.14	2.49	2.80